Phase 2b AHFIRM Topline Results November 2023 Exhibit 99.2

Disclaimer This presentation and various remarks we make during this presentation contain forward-looking statements of DURECT Corporation ("DURECT," the "Company," "we," "our" or "us") and its collaborative partners within the meaning of applicable securities laws and regulations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the potential for larsucosterol to demonstrate a reduction in mortality or liver transplant in patients with alcohol-associated hepatitis ("AH") and to save lives, DURECT's plans to meet with the FDA and other regulatory agencies to review the results of AHFIRM trial, the potential for a Phase 3 trial of larsucosterol to show a statistically significant improvement in the treatment of AH over standard of care, the potential FDA or other regulatory approval of larsucosterol for the treatment of AH, anticipated product benefits and other potential uses of larsucosterol, anticipated product markets and potential sales, and clinical trial results and plans. Actual results may differ materially from those contained in the forward-looking statements contained in this presentation, and reported results should not be considered as an indication of future performance. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the risk that future clinical trials of larsucosterol do not confirm the results from subset analyses of the AHFIRM trial, including geographic or other segmentation, or of earlier clinical or pre-clinical trials, or do not demonstrate the safety or efficacy of larsucosterol in a statistically significant manner, the risk that the FDA or other government agencies may require additional clinical trials for larsucosterol before approving it for the treatment of AH, and risks related to the sufficiency of our cash resources, our anticipated capital requirements and capital expenditures, our need or desire for additional financing, our ability to obtain capital to fund our operations and expenses and our ability to continue to operate as a going concern. Further information regarding these and other risks is included in DURECT's most recent U.S. Securities and Exchange Commission ("SEC") filings, including its Annual and Quarterly Report on Form 10-K or 10-Q, respectively, filed with the SEC under the heading “Risk Factors.” DURECT is under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations, except as required by law. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Subsequent events and developments may cause DURECT’s expectations and beliefs to change. This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. Any offer of securities will only be made pursuant to a registration statement (including a base prospectus) and prospectus supplement filed with the SEC, copies of which may be obtained for free on our website at www.durect.com under the "Investors" tab or by visiting EDGAR on the SEC website at www.sec.gov. All information provided in this presentation is based on information available to DURECT as of November 7, 2023, and DURECT assumes no obligation to update this information as a result of future events or developments, except as required by law.

Strong rationale for advancing to a registrational Phase 3 trial with 90-day mortality as the primary endpoint Key Takeaways from Phase 2b AHFIRM Trial Compelling signal in the key secondary endpoint of mortality reduction at 90 days 41% reduction with 30 mg dose 35% reduction with 90 mg dose Numerical improvement in primary endpoint of mortality or transplant at 90 days did not achieve statistical significance Pronounced reduction in mortality at 90 days in U.S. population 57% reduction with 30 mg dose 58% reduction with 90 mg dose Both doses of larsucosterol were well-tolerated

Reference: 1 Hughes E, Hopkins LJ, Parker R. 2018. PLOS ONE, 13(2): e0192393 What is Alcohol-associated Hepatitis? Life-threatening form of alcohol-associated liver disease (ALD) Up to 30% of patients die within 90 days1 Characterized by jaundice and severe inflammation – indicative of SIRS (Systemic Inflammatory Response Syndrome) SIRS causes a sepsis-like state that may progress to multi-organ failure and ultimately death No therapies effective at reducing mortality Fat globules Ballooning Degeneration Neutrophilic Inflammation

Market Opportunity Supports >$1 Billion Peak Sales ~158,000 U.S. hospitalizations in 20201 Incidence may yield ~300K hospitalizations by 20342 based on historical rapid yearly growth rate of 5.5% between 2015-20193 86% of hospitalized AH patients are insured3 Each hospitalization episode with AH1: Died during the hospitalization (2020) Total hospital healthcare charges per stay ~$167,000/9 Days ~$62,000/6 days 0 $20k $40k $60k $80k $100k $120k $140k $160k $180k References: 1 Marlowe N, Lam D, Liangpunsakul S. 2023. Alcohol Clin Exp Res, 00:1-7; 2Market Research – ClearView Analysis 2023; 3Marlowe N et al. 2022. Alcohol Clin Exp Res, 46(8):1472-1481. Average Hospital Charges/Length of Stay Were discharged (2020)

Phase 2b AHFIRM Trial Design Study Design Screening Period 30 mg larsucosterol 90 mg larsucosterol Standard of Care (SOC)2 Severe AH patients with MDF1 score ≥ 32 and MELD1 score 21-30 307 subjects randomized to three groups in a 1:1:1 ratio Global trial conducted in U.S., E.U., Australia and U.K. Dose 1 Trial Overview Follow-up Period Day 90 Mortality or Liver Transplant 1 Maddrey’s Discriminant Function (MDF); Model for End-Stage Liver Disease (MELD) 2All patients receive supportive care, which for standard of care (SOC) patients may include methylprednisolone capsules at the investigators’ discretion. In order to maintain blinding, patients in the two larsucosterol arms receive matching placebo capsules if the investigator prescribes steroids. 72 hours Dose 2 (If still hospitalized)

Median Baseline Characteristics and Trial Outcome by Arm 1 Based on central lab MELD score SOC Larsucosterol 30 mg Larsucosterol 90 mg Number of patients randomized 103 102 102 Number of patients with 90-day outcome data 102 99 101 MELD1 25.0 24.0 25.0 MDF 61.50 57.20 63.00 Age 47.0 44.0 43.0 Deaths (%) 25 (24.5%) 15 (15.2%) 17 (16.8%) Transplants (%) 4 (3.9%) 6 (6.1%) 9 (8.9%) Alive & Transplant-free (%) 73 (71.6%) 78 (78.8%) 75 (74.3%)

Numerical Improvement in Primary Endpoint Did not achieve statistical significance p = 0.533 p = 0.196 Primary endpoint was analyzed using a hierarchical assessment of patient outcomes to calculate a win probability for each of the 30 mg and 90 mg dose of larsucosterol compared with standard of care. Win probability was calculated on the hierarchy of alive and transplant-free being superior to transplant and death and transplant being superior to death. Comparisons of the same outcome were included in the denominator as ties.

Clinically Meaningful Trend Toward Reduced Mortality p = 0.126 p = 0.070 -41% -35%

Kaplan-Meier Analysis of Mortality p-value = 0.057 Larsucosterol 30 mg SOC p-value = 0.311 Larsucosterol 90 mg SOC

More Pronounced Reduction in Mortality Observed in U.S. p = 0.008 p = 0.014 -57% -58%

Kaplan-Meier Analysis of Mortality (U.S. Patients) p-value = 0.012 Larsucosterol 30 mg SOC p-value = 0.052 Larsucosterol 90 mg SOC

Larsucosterol Was Well-Tolerated TEAEs = Treatment Emergent Adverse Events Numerically fewer TEAEs in both 30 mg and 90 mg arms compared with SOC No meaningful difference in serious AEs and none attributed to larsucosterol p = 0.052 p = 0.190 -22% -24%

Conclusions and Next Steps for Larsucosterol in AH Compelling efficacy signal in favor of larsucosterol in key secondary endpoint of reduced mortality at 90 days; 41% for the 30 mg dose and 35% for the 90 mg dose compared with SOC In U.S. patients, larsucosterol treatment reduced mortality at 90 days by 57% for the 30 mg dose (p=0.014) and by 58% for the 90 mg dose (p=0.008) compared with SOC Larsucosterol was well-tolerated; both dose groups had numerically fewer adverse events than standard of care NEXT STEPS Discuss AHFIRM data with FDA in first quarter of 2024 Strong rationale for advancing larsucosterol to a registrational Phase 3 trial with 90-day mortality as the primary endpoint AHFIRM data to be presented at upcoming scientific meeting

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